SCHEDULE 14A INFORMATION
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ?
Filed by a Party other than the Registrant  ?

Check the appropriate box:
?	Preliminary Proxy Statement
?	Confidential, for Use of the Commission Only (as permitted by Rule 14a-
6(e)(2))
?	Definitive Proxy Statement
?	Definitive Additional Materials
?	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12

				GODDARD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
?	No fee required.
?	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	__________________________________________________________________________
_________

	2)	Aggregate number of securities to which transaction applies:
	__________________________________________________________________________
_________

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11  (set forth the amount on which the filing fee is calculated and state how it was determined):
	__________________________________________________________________________
_________

	4)	Proposed maximum aggregate value of transaction:
	__________________________________________________________________________
_________

	5)	Total fee paid:
	__________________________________________________________________________
_________
?	Fee paid previously with preliminary materials.
?	Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	__________________________________________________________________________
_________

	2)	Form, Schedule or Registration Statement No.:
	__________________________________________________________________________
_________

	3)	Filing Party:
	__________________________________________________________________________
_________

	4)	Date Filed:
	__________________________________________________________________________
_________




GODDARD INDUSTRIES, INC.
705 Plantation Street
Worcester, Massachusetts 01605

NOTICE OF SPECIAL MEETING
OF
STOCKHOLDERS
To Be Held October 10, 2001



To:	The Stockholders of
	Goddard Industries, Inc.

	Notice is hereby given that the Special Meeting of Stockholders of Goddard Industries, Inc., a Massachusetts corporation, will be held on October 10, 2001 at 10 a.m. at 705 Plantation Street, Worcester, Massachusetts 01605 for the following purposes:

1.	To increase the number of authorized shares of common stock of the corporation from 3,000,000 to 15,000,000 shares; and

2.	To consider and act upon any matters incidental to the foregoing purpose and any other matters which may properly come before the meeting or any adjournments thereof.

	Information regarding matters to be acted upon at the Special Meeting of Stockholders is contained in the proxy statement attached to this notice.

	Only stockholders of record at the close of business on September 14, 2001 are entitled to notice of, or to vote at, the meeting or any adjournments thereof.

			By Order of the Board of Directors


			Joel M. Reck, Clerk

Worcester, Massachusetts
September 21, 2001

	You are cordially invited to attend this meeting in person, but if you cannot do so, please complete, date, sign and return the accompanying proxy at your earliest convenience. For your convenience, we have provided a reply envelope that needs no postage if mailed in the United States.



GODDARD INDUSTRIES, INC.
PROXY STATEMENT
For the Special Meeting of Stockholders
To be Held October 10, 2001


	This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Goddard Industries, Inc. (the "Company") for use at the Special Meeting of Stockholders to be held at 10:00 a.m. on October 10, 2001 at the corporate headquarters of the Company located at 705 Plantation Street, Worcester, Massachusetts, and at any adjournment or adjournments thereof (the "Meeting"). Solicitation of proxies may be made in person or by mail, telephone or telegram by directors, officers and regular employees of the Company, for which no additional compensation will be received. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse the forwarding expense. All costs of preparing, printing, assembling and mailing the form of proxy and proxy statement will be borne by the Company. It is expected that this proxy statement and the accompanying proxy will be mailed to the stockholders on or about September 21, 2001. The principal executive offices of the Company are located at 705 Plantation Street, Worcester, Massachusetts 01605.

	Only stockholders of record at the close of business on September 14, 2001 are entitled to notice of, and to vote at, the Meeting. As of that date, there were outstanding and entitled to vote 2,160,684 shares of Common Stock, $.01 par value (the "Common Stock"), of the Company. Each share of Common Stock is entitled to one vote on all matters to come before the Meeting. Under Massachusetts law and the Company's By-laws, all shares present or represented by proxy, whether they vote or abstain, will be counted as present for purposes of determining a quorum and for purposes of determining the number of shares present and entitled to vote. Because the affirmative vote of a majority of all capital stock outstanding and entitled to vote is required to increase the authorized capital, abstentions and broker non-votes will have the effect of a vote against the proposal.

	The enclosed proxy, if executed and returned, will be voted as directed on the proxy and, in the absence of such direction, for the proposal to increase the authorized capital and in accordance with their best judgment by the proxies if any other matter shall properly come before the Meeting. The proxy may be revoked at any time prior to exercise by filing with the Clerk of the Company a written revocation, by executing a proxy with a later date, or by attending and voting at the Meeting. The Board of Directors knows of no matters, other than the proposal to increase the authorized capital, to be presented for consideration at the Meeting.




PROPOSAL NO. 1

AMENDMENT TO ARTICLES OF ORGANIZATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

On September 7, 2001, the Board of Directors unanimously approved and recommended to the Company's stockholders that they consider and approve a proposed amendment of the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 3,000,000 to 15,000,000 shares. As discussed below, the Board believes that it is in the best interests of the Company to have authorized approximately twice the number of shares already issued, reserved and identified to a specific use in order to provide the necessary flexibility to allow management of the Company to meet the needs of the Company to engage in financing and acquisition transactions as described below.
If the proposed amendment is approved by the Company's stockholders, the additional shares of Common Stock would become part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. The increase in the authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, under the Company's By-laws the Board of Directors will have the authority to issue the newly-authorized Common Stock for any proper corporate purposes without requiring future stockholder approval of such issuance. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders' percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders. Stockholders of the Company do not now have preemptive rights to subscribe for or purchase additional shares of Common Stock, and the stockholders will have no preemptive rights to subscribe for or purchase any of the additional shares authorized by the proposed amendment.

If this proposal is approved by the stockholders, the Company intends to file a Certificate of Amendment as promptly as practicable after the Special Meeting. The Board may make any and all changes to the form of amendment that it deems necessary in order to file the Certificate of Amendment. The Board may also abandon or delay the amendment at any time prior to the effective date of the Certificate of Amendment if for any reason the Board deems it advisable. Reasons for Proposed Amendment
The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders because it will provide the Board of Directors of the Company with the necessary flexibility to carry out the Company's strategic plan and other actions without the expense and delay of having to call a meeting of the stockholders at the time of the particular transaction in order to do so.
As of September 5, 2001, there were 2,160,684 shares of Common Stock issued and outstanding. In addition, as of that date, an aggregate of 600,000 shares of Common Stock were reserved for issuance pursuant to the Company's Equity Incentive Plan and an additional 102,000 shares were reserved for issuance under individual option agreements. Accordingly, only 137,316 shares remained available for issuance for any other purpose.

Two years ago, the Company's Board of Directors approved a strategic growth plan that focuses the Company's resources on its strengths in valve technology and manufacturing, particularly in cryogenic valves. That plan calls for investment in product lines and businesses which would expand the Company's position in cryogenic and industrial valve markets throughout the world, and disposition of all non-manufacturing assets. As the first step in this process, in July 1999, the Company sold its former plumbing supplies distribution business, Webstone Company, Inc. At the same time, the Company began actively to seek acquisition candidates that fit its new strategy, and in November, 2000 acquired substantially all the assets of Mack Valves Pty Ltd (Mack) of Melbourne, Australia. In May 2001, the Company established a branch office in Oxford, England to seek out, acquire, and manage a European base of operations and establish sales channels for the Company's cryogenic, water and industrial products in Europe.

In order to continue on the Company's strategic growth plan, it will be necessary for the Company to have additional authorized capital. It will either have to issue stock in public or private offerings to raise the cash needed to acquire businesses for cash, or will have to acquire the businesses in exchange for stock, or structure transactions as some combination of the two. In any case, the Company will require additional authorized capital in order to complete these acquisitions.

In August, 2001, the Company engaged an investment banking firm to act as placement agent to assist the Company in conducting a private placement. The Company anticipates that this private placement could involve the issuance of up to 2,000,000 shares of its Common Stock plus warrants to purchase an equal number of shares of Common Stock. The money raised from the private placement would be used to finance the acquisition of businesses pursuant to the Company's growth strategy to reduce indebtedness, and for general working capital purposes. However, unless an increase in authorized capital is approved, the Company will not have sufficient shares available to complete that private placement transaction.

If Proposal No 1. is approved and the private placement is completed as presently contemplated, then after completion of that transaction, there would be approximately 8,000,000 shares of Common Stock either outstanding or reserved for future issuance. However, the Company continues to be actively involved in discussions with several possible acquisition candidates. If any of those discussions are successful and culminate in an agreement to acquire the other business, the Company will either have to raise additional cash to pay the cash portion of the purchase price (such as through the private placement described above) or will have to issue stock in the transaction as part of the purchase price. In either case, the Company will require additional authorized capital
in order to complete these acquisitions.    In addition, the proposed increase
in authorized Common Stock will provide the Company with the flexibility to grant non-qualified stock options to existing employees or to employees of acquired businesses in order properly to align their interests with those of stockholders in seeking increased shareholder value. It will also make Common Stock available for issuance in connection with stock splits or stock dividends.
	In light of these additional potential needs, the Board believes that it would be appropriate to authorize an amount approximately twice the amount for which shares are already outstanding, reserved, or identified to a particular purpose, or a total of 15,000,000 shares.


Other Effects of Increase in Authorized Capital

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company, without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

The Company's By-laws includes a provision requiring that stockholder proposals for certain transactions with related parties may only be approved by holders of 80% of the shares of stock entitled to vote on the proposal. In addition, the Company's By-laws and Massachusetts corporate law provide for the election of directors in staggered terms. These provisions may have the effect of preventing changes in the management of the Company. These provisions may make an unfriendly tender offer, proxy contest, merger or other change in control of the Company more difficult. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are also designed to reduce the vulnerability of the Company to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. However, the provisions could have the effect of discouraging others from making tender offers for the shares of Common Stock and, as a consequence, it also may inhibit fluctuations in the market price of the shares of Common Stock which could result from actual or rumored takeover attempts.

Any issuance of additional stock also could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock.

Vote Required

The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote is required for adoption of Proposal No. 1.

The Board of Directors recommends that the stockholders vote for the adoption of Proposal No. 1 to amend the Company's Articles of Organization to increase the authorized number of shares of Common Stock to 15,000,000 shares.
	*	*	*

Beneficial Ownership
The following table sets forth certain information, as of August 31, 2001, with respect to each of the directors, each executive officer who was included in the Summary Compensation Table in the Company's proxy statement for the last annual meeting, and all such persons as a group (6 persons) and each person known to the Company to own five percent or more of the Company's Common Stock. This table is based on information furnished by such persons.





NAME			NUMBER OF SHARES OF
                  COMMON STOCK
                  BENEFICIALLY OWNED (1)	PERCENT OF CLASS
Salvatore J. Vinciguerra		189,800	(2)	 8.2%
Dr. Jacky Knopp, Jr.			 91,000	(3)	 4.2%
Saul I. Reck				338,930	(4)	15.6%
Lyle E. Wimmergren			 25,000	(5)	 1.1%
Dr. Robert E. Humphreys	 		475,950	(6)	21.8%
Donald R. Nelson				106,650	(7)	 4.7%
All executive officers and
directors as a group (6 persons)  1,227,330		50.6%
Joseph A. Lalli
6 Middlemont Way
Stow, MA					183,550	(8)	8.5%
Stanley A. Goldstein and
Audrey I. Goldstein
2 No. Montgomery Ave.,
Atlantic City, NJ				117,500	(9)	5.4%
___________
*Less than one percent.

(1) Unless otherwise noted, each person's address is c/o Goddard
Industries, Inc., 705 Plantation Street, Worcester, Massachusetts 01605, and each person identified possesses sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Includes options exercisable within 60 days to acquire 165,000 shares held by Mr. Vinciguerra.

(3) Includes 32,000 shares owned by Dr. Knopp's wife, as to which he disclaims beneficial ownership, and options exercisable within 60 days to acquire 15,000 shares held by Dr. Knopp.

(4) Includes 5,250 shares held by Mr. Reck's wife, as to which he disclaims beneficial ownership, and options exercisable within 60 days to acquire 15,000 shares held by Mr. Reck.

(5) Consists of options exercisable within 60 days to acquire 25,000 shares held by Mr. Wimmergren.

(6) Includes 217,650 shares as to which Dr. Humphreys has sole voting and dispositive power and 240,300 shares as to which Dr. Humphreys shares voting and dispositive power by virtue of a power of attorney over the investment accounts of seven persons. Dr. Humphreys and certain other persons, acting as a group, beneficially own an aggregate of 457,950 shares. Also includes options exercisable within 60 days to acquire 20,000 shares held by Dr. Humphreys. Dr. Humphreys's address is One Innovation Drive, Worcester, Massachusetts 01605.

(7) Includes 19,900 shares owned jointly with Mr. Nelson's wife 3,000 shares owned jointly with his father, and options exercisable within 60 days to acquire 28,750 shares held by Mr. Nelson.

(8) Based upon information reported in Schedule 13D, Amendment No. 6 filed with the Securities and Exchange Commission. Mr. Lalli has sole voting and dispositive power over 154,050 shares and shared voting and dispositive power with his wife over 29,500 shares.

(9) Based upon information reported in a Schedule 13G filed with the Securities and Exchange Commission. Mr. and Mrs. Goldstein share voting and dispositive power over 117,500 shares.

Other Matters To Be Acted Upon

	The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such matters. However, if any other matters shall properly come before the Meeting, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment. Shareholder Proposals
	Shareholder proposals intended to be presented at the 2002 Annual Meeting and included in the Company's proxy materials pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company on or before September 30, 2001 and should be addressed to Salvatore J. Vinciguerra, President, Goddard Industries, Inc., 705 Plantation Street, Worcester, MA 01605. If a proponent fails to notify the Company by December 11, 2001 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the 2002 Annual Meeting, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.
	IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCK-HOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.





PROXY				GODDARD INDUSTRIES, INC.		PROXY

	The undersigned hereby appoints Mr. Saul I. Reck and Mr. Salvatore J. Vinciguerra, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Stockholders of Goddard Industries, Inc. to be held on October 10, 2001 and at any adjournment or adjournments thereof, with all power which the undersigned may be entitled to vote at said meeting upon the following proposals more fully described in the notice of and proxy statement for the meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

1. Amendment to Articles of Organization to increase the authorized number of shares of Common Stock from 3,000,000 shares to 15,000,000 shares.

0  FOR the amendment 	0  AGAINST the amendment	0  ABSTAIN


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED IN FAVOR OF THE PROPOSAL.

(PLEASE FILL IN, DATE AND SIGN ON THE REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE.)


							Dated: ___________, 2001


							______________________________________
							Signature(s)

							______________________________________
	(Signatures should be the same as the
name
printed hereon.  Executors,
administrators,
 	trustees, guardians, attorneys and
officers of
	corporations should add their titles
when signing.)


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